UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2012

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio	44333
(Address of principal executive offices)	(Zip Code)

(330) 666-3751
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On December 13, 2012, A. Schulman, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes of: (i) electing eleven directors for a term expiring at the 2013 Annual Meeting of Stockholders; (ii) ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2013; and (iii) approving, on an advisory basis, the compensation of the Company's named executive officers as disclosed in its proxy statement. As of the close of business on October 19, 2012, the record date for the Annual Meeting, 29,295,094 shares of common stock, $1.00, par value, were outstanding and entitled to vote. At the Annual Meeting, 27,916,777, or approximately 95.30%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy. The results of the voting at the Annual Meeting are as follows:

1.	Election of eleven directors:

Name	Votes For	Votes Withheld	Broker Non-Votes

Eugene R. Allspach	25,127,347	570,352	2,219,078

Gregory T. Barmore	25,261,118	436,581	2,219,078

David G. Birney	25,130,625	567,074	2,219,078

Howard R. Curd	25,267,619	430,080	2,219,078

Joseph M. Gingo	24,975,852	721,847	2,219,078

Michael A. McManus, Jr.	24,715,828	981,871	2,219,078

Lee D. Meyer	25,271,289	426,410	2,219,078

James A. Mitarotonda	25,266,416	431,283	2,219,078

Ernest J. Novak, Jr.	25,260,816	436,883	2,219,078

Dr. Irvin D. Reid	25,126,403	571,296	2,219,078

John B. Yasinsky	25,234,545	463,154	2,219,078

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,570,040	313,184	33,553	—

3.	Approval, on an advisory basis, of the compensation of the Company's named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,152,259	362,084	183,356	2,219,078

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.

By:	/s/ David C. Minc
David C. Minc
Vice President, Chief Legal Officer and Secretary

Date: December 14, 2012